EXHIBIT 99.1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree that:

i.	each of them is individually eligible to use the Schedule 13G attached hereto;

ii.	the attached Schedule 13G is filed on behalf of each of them; and

iii.

each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information therein concerning him or itself; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless he or it knows or has reason to believe that such information is inaccurate.

Dated: February 9, 2006

THE ST. PAUL TRAVELERS COMPANIES, INC.

/Bruce A. Backberg/
Signature

Bruce A. Backberg, Senior Vice President
Name/Title

TRAVELERS PROPERTY CASUALTY CORP.

/Bruce A. Backberg/
Signature

Bruce A. Backberg, Senior Vice President
Name/Title

TRAVELERS INSURANCE GROUP HOLDINGS, INC.

/Bruce A. Backberg/
Signature

Bruce A. Backberg, Senior Vice President
Name/Title

THE TRAVELERS INDEMNITY COMPANY

/Bruce A. Backberg/
Signature

Bruce A. Backberg, Senior Vice President
Name/Title